Exhibit 23.1



PRICEWATERHOUSECOOPERS
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                                                    PricewaterhouseCoopers LLP
                                                    1177 Avenue of the Americas
                                                    New York, NY 10036
                                                    Telephone (646) 471 4000
                                                    Facsimile (646) 471 8910



                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus
Supplement of CHL Mortgage Pass-Through Trust 2003-44, relating to Mortgage Pass-Through Certificates, comprising part of the Registration Statement (No. 333-103821) of CWMBS, INC., of our reports, dated January 31, 2003, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, relating to our audits of the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002. We also consent to the reference to our firm under the caption
"Experts" in the Prospectus Supplement.




PriceWaterhouseCoopers LLP

August 21, 2003